CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 27, 2017, relating to the financial statements and financial highlights which appear in the Annual Report on Form N-CSR for the year ended October 31, 2017 of AMG Frontier Small Cap Growth Fund, AMG FQ Global Risk-Balanced Fund, AMG FQ Tax-Managed U.S. Equity Fund, AMG FQ Long-Short Equity Fund (formerly AMG FQ U.S. Equity Fund), AMG Managers Emerging Opportunities Fund, and AMG GW&K Core Bond Fund, six of the series constituting AMG Funds I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 27, 2017 and February 27, 2018, relating to the financial statements and financial highlights which appear in the Annual Reports on Form N-CSR for the year ended October 31, 2017 and the fiscal period ended December 31, 2017 of AMG Managers CenterSquare Real Estate Fund, one of the series constituting AMG Funds I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2018